UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon's Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Genpact Limited, a Bermuda company (the “Company”), has appointed Carol Lindstrom to the Board effective June 16, 2016.  Ms. Lindstrom, age 62, recently retired as vice chairman of Deloitte LLP (“Deloitte”), where she led strategic relationship management and served as president of the Deloitte Foundation.  During her employment with Deloitte, she was a member of the Deloitte & Touche Board of Directors for six years and served on the Deloitte Touche Tohmatsu Global Board of Directors for eight years. Ms. Lindstrom joined Deloitte in 1995 after having served as a partner at Andersen Consulting for many years.

In accordance with the Company’s compensation program for non-employee directors, Ms. Lindstrom will receive an annual retainer of $62,500.  She will also receive a sign-on grant of restricted share units with a value of $180,000 based on the closing share price of a Company common share on the grant date and an annual grant of restricted share units with a value of $120,000 based on the closing share price of a Company common share on the grant date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: June 21, 2016	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President